Exhibit 23.2

PKF Brisbane Audit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Incannex Healthcare Limited of our report dated October 28, 2022 relating to the financial statements, which appears in Incannex Healthcare Limited’s Annual Report on Form 20-F for the year ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Brisbane Audit

Brisbane, Australia
March 2, 2023

PKF Brisbane Audit ABN 33 873 151 348

Level 6, 10 Eagle Street, Brisbane, QLD 4000 | GPO Box 1568, Brisbane, QLD 4001 | T: +61 7 3839 9733
Brisbane | Rockhampton www .pkf.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

PKF Brisbane Pty Ltd. is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.